Exhibit 10.2
BATUS JAPAN, INC.
103 Foulk Road
Suite 117
Wilmington, Delaware 19803
May 26, 2010
R.J. Reynolds Tobacco Company
401 North Main Street
Winston-Salem, North Carolina 27101
Attention: Martin L. Holton III, Senior Vice President, General Counsel and Secretary

Re:	Contract Manufacturing Agreement dated July 30, 2004 by and between R.J. Reynolds Tobacco Company (“RJRTC”) and BATUS Japan, Inc (“BATUS Japan”) (the “Contract Manufacturing Agreement”) — Termination
Dear Mark:
We refer to the Contract Manufacturing Agreement and the agreement between RJRTC and BATUS Japan that, in accordance with Sub-Section 4.2(a) of the Contract Manufacturing Agreement, the Contract Manufacturing Agreement shall, subject to the following paragraphs, be terminated in its entirety with effect from midnight on December 31, 2009.
Notwithstanding Sub-Sections 4.3, 4.4, 4.6 and 4.7 of the Contract Manufacturing Agreement:
(i)	the provisions of Sections and Sub-Sections 1 (Definitions), 3.4 (Rejected Products), 3.5 (Audit Rights of BATUS Japan), 3.6 (Audit Rights of RJRTC), 5 (Confidentiality), 6.2 (Limitation of Remedies, Liability and Damages), 6.6 (Export Laws), 6.8 (BATUS Japan’s Indemnity Obligations), 6.9 (RJRTC’s Indemnity Obligations), 7.5 (Governing Law), 7.6 (Jurisdiction), 7.7 (Alternative Dispute Resolution) and 7.10 (Notices) (the “Surviving Provisions”) will continue in effect after termination;

(ii)	other than the Surviving Provisions, no provisions of the Contract Manufacturing Agreement will continue in effect after termination (including, for the avoidance of doubt, Sub-Section 4.4 (Right of First Refusal));

(iii)	the provisions of Sub-Section 4.3 (Effect of Termination) shall not apply to the agreed termination and shall be deemed deleted from the Contract Manufacturing Agreement; and

(iv)	subject to the paragraph below, termination will not impair or extinguish any accrued right, obligation or liability that either RJRTC or BATUS Japan may have under the Contract Manufacturing Agreement as at the date of this letter.
In consideration of RJRTC agreeing to terminate the Contract Manufacturing Agreement on the terms set out above and the full and final settlement of all disputes currently at issue between RJRTC and BATUS Japan associated with the Contract Manufacturing Agreement, BATUS Japan shall pay to RJRTC the sum of twenty million five hundred and twenty eight thousand United States dollars (US$20,528,000) within thirty days of the date of this letter.

R. J. Reynolds Tobacco Company
RE: Contract Manufacturing Agreement dated July 30, 2004
Page Two
May 26, 2010
Please confirm RJRTC is in agreement with the above by executing below and returning an original.
Yours faithfully,

BATUS JAPAN, INC
By:	/s/ Teresa Riggs
Title: President

Date: May 26, 2010

AGREED AND ACCEPTED: R.J. REYNOLDS TOBACCO COMPANY
By:	/s/ Martin L. Holton III
Title: Senior Vice President, General Counsel and Secretary

Date: 05/26/2010